Exhibit 99.1

AMC Networks Inc. Announces Proposed Offering of $750 Million of Senior Notes

New York, NY – March 23, 2016—AMC Networks Inc. (“AMC Networks” or the “Company”) (Nasdaq:AMCX) today announced a proposed public offering of $750 million in aggregate principal amount of Senior Notes due 2024 (the “Senior Notes”).

AMC Networks intends to use the proceeds of the offering to fund a tender offer for AMC Networks’ outstanding 7.75% senior notes due 2021 (the “7.75% Notes”) and to pay fees and expenses related to the offering, with the remaining proceeds to be used for general corporate purposes.

AMC Networks today filed an automatic shelf registration statement on Form S-3 (including a prospectus) with the United States Securities and Exchange Commission, which became effective immediately, and a preliminary prospectus supplement under the registration statement, pursuant to which AMC Networks proposes to offer and sell the Senior Notes. The preliminary prospectus supplement and accompanying prospectus describe the terms of the offering. BofA Merrill Lynch and Morgan Stanley & Co. LLC will act as joint book-running managers for the offering.

Before you invest, you should read the registration statement, the prospectus, the prospectus supplement and other documents filed with the SEC and incorporated by reference therein for more complete information about AMC Networks and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and accompanying prospectus for the offering may be obtained from: BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, 11th Floor, New York, NY 10038, or by emailing dg.prospectus_request@baml.com or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by calling toll free (888) 718-1649 or by emailing prospectus@morganstanley.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering of these securities will be made only by means of the prospectus supplement and the accompanying prospectus.

Dedicated to producing quality programming and content for more than 30 years, AMC Networks Inc. owns and operates several of the most popular and award-winning brands in cable television. AMC, IFC, SundanceTV, WE tv, and IFC Films produce and deliver distinctive, compelling and culturally relevant content that engages audiences across multiple platforms. The company also operates BBC America through a joint venture with BBC Worldwide. In addition, the company operates AMC Networks International, its global division.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industries in which it operates and the factors described in the company’s filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The company disclaims any obligation to update any forward-looking statements contained herein.

Contacts:

Seth Zaslow

Investor Relations

646-273-3766

seth.zaslow@amcnetworks.com

Georgia Juvelis

Corporate Communications

917-542-6390

georgia.juvelis@amcnetworks.com